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As filed with the Securities and Exchange Commission on March 8, 2002

Registration No. 333-81322

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (Province or other jurisdiction of incorporation or organization)	2070 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No., if applicable)

50 Main Street
White Plains, New York 10606
(914) 684-2800
 (Address, including zip code, and telephone number of Registrant's principal executive offices)

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Susanna K. Ter-Jung, Assistant General Counsel
(914) 684-2800
 (Name, address and telephone number of agent for service)

Copies to:

Andrew B. Jánszky Shearman & Sterling 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Jeffrey Small Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Shares, par value $.01 per share	18,486,367 shares	$19.02	$395,130,700	$36,352

Series A Preference Share Purchase Rights(4)	N/A	N/A	N/A	N/A

(1)
Includes common shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of our common shares on the New York Stock Exchange on February 5, 2002.
(3)
Pursuant to Rule 457(c) a registration fee of $32,001 to register 16,000,000 shares at a proposed maximum offering price per share of $21.74 was previously paid on January 24, 2002 and a registration fee of $4,351 to register an additional 2,486,367 shares at a proposed maximum offering price per share of $19.02 was previously paid on February 6, 2002.
(4)
A right to purchase a fraction of a share of the Company's Series A Preference Shares is attached to each common share. See "Description of Share Capital." No value is attributable to a right.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the Act, may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

        Sections 29 and 30 of the bye-laws of Bunge Limited ("Bunge") provide, in part, that Bunge shall indemnify its directors, secretaries and officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under section 281 of the Companies Act 1981.

        Bunge maintains standard policies of insurance under which coverage is provided (a) to its directors, secretaries and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge with respect to payments which may be made by Bunge to such directors, secretaries and officers pursuant to the above indemnification provision or otherwise as a matter of law.

        The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of Bunge's directors and officers by the underwriters against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

        Since 1999, Bunge has made the following sales of unregistered securities:

          (a)  the issuance of 170,000 shares of US$.01 par value redeemable preferred stock by the registrant's wholly owned subsidiary, Bunge First Capital Limited, for $1,000 per share, to one sophisticated, accredited investor in December 2000. Salomon Smith Barney Inc. acted as placement agent in connection with this transaction and received a commission of $5,000,000.

          (b)  $107,000,000 aggregate principal amount of 8.51% three-year trust certificates and $18,000,000 aggregate principal amount of 8.61% five-year trust certificates issues by a trust established by a subsidiary of the registrant and sold to seven sophisticated, accredited investors, at par value in December 2000.

          (c)  the issuance of 1,200,000 shares, par value US$.01 per share, to Bunge International Limited in exchange for 12,000 common shares, par value US$1 per share, of the registrant in July 2001.

        Such issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to transactions by an issuer not involving any public offering or the rules and regulations thereunder.

Item 8. Exhibits and Financial Statements.

  (a)    Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum of Association (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
3.2	Bye-laws (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
4.1	Form of Common Share Certificate (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
4.2†	Shareholder Rights Plan dated as of August 1, 2001
5.1†	Opinion of Conyers Dill & Pearman
8.1†	Tax Opinion of Conyers Dill & Pearman
8.2†	Tax Opinion of Shearman & Sterling
10.1	Administrative Services Agreement dated as of July 1, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.2	Registration Rights Agreement dated as of June 25, 2001 between Bunge Limited and the shareholders of Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.3	Pooling Agreement, dated as of August 25, 2000, between Bunge Funding Inc., Bunge Management Services Inc., as Servicer, and The Chase Manhattan Bank, as Trustee (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.4	First Amended and Restated Series 2000-1 Supplement, dated as of July 12, 2001, between Bunge Funding Inc., Bunge Management Services, Inc., as Servicer, Cooperative Centrale Raiffeisen-BoerenleenBank B.A., "Rabobank International", New York branch, as Letter of Credit Agent, The Chase Manhattan Bank, as Administrative Agent, The Bank of New York, as Collateral Agent and Trustee, and Bunge Asset Funding Corp., as Series 2000-1 Purchaser (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.5	Loan Agreement dated May 17, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.6	Security Agreement dated May 17, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.7	Second Amended and Restated Series 2000-1 Supplement, dated as of February 26, 2002, between Bunge Funding Inc, Bunge Management Services, Inc., as Servicer, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York branch, as Letter of Credit Agent, JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, as Collateral Agent and Trustee, and Bunge Asset Funding Corp., as Series 2000-1 Purchaser, amending and restating the First Amended and Restated Series 2000-1 Supplement, dated July 12, 2001, filed as exhibit 10.4 hereto

10.8	First Amendment to Loan Agreement, dated as of October 16, 2001, and effective as of September 27, 2001, between Bunge Limited and Bunge International Limited, amending the Loan Agreement dated May 17, 2001, filed as exhibit 10.5 hereto
10.9	Revolving Credit Agreement, dated as of March 1, 2002, between Bunge Limited Finance Corp., as Borrower, the several lenders from time to time parties thereto, Credit Lyonnais Chicago Branch, as Co-Syndication Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as Co-Syndication Agent and JPMorgan Chase Bank, as Administrative Agent
21.1†	Subsidiaries of the Registrant
23.1	Consent and Report on Schedules of Deloitte & Touche
23.3†	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1)
23.4†	Consent of Shearman & Sterling (included in Exhibit 8.2)
24.1	Power of Attorney (included in signature page)

*
To be filed by amendment.
†
Previously filed.

        Pursuant to Item 601(b)(4) of Regulation S-K, certain instruments with respect to the registrant's long-term debt are not filed with this registration statement. The registrant will furnish a copy of any such long-term debt agreement to the SEC upon request.

  (b)    Financial Statement Schedule

BUNGE LIMITED AND SUBSIDIARIES
Schedule II—Valuation and Qualification Accounts
(US$ in Millions)

		Additions
Description	Balance at beginning of period	Charged to cost and expenses	Charged to other accounts		Deductions from reserves		Balance at end of period
FOR THE YEAR ENDED DECEMBER 31, 1999
Allowance for doubtful accounts	$55	15	(7	)(a)	(6	)(b)	$57
Income tax valuation allowance	$123	32	(30	)(a)	—		$125
FOR THE YEAR ENDED DECEMBER 31, 2000
Allowance for doubtful accounts	$57	7	6	(a)	(11	)(b)	$59
Income tax valuation allowance	$125	9	(11	)(a)	(28	)(c)	$95
FOR THE YEAR ENDED DECEMBER 31, 2001
Allowance for doubtful accounts	$59	24	(8	)(a)	(12	)(b)	$63
Income tax valuation allowance	$95	(17)	(14	)(a)	—		$64

(a)
Foreign exchange translation adjustments for all periods and effects of acquisitions of subsidiaries for 2000.

(b)
Write-off of uncollectible accounts.

(c)
Reversal of previously reserved net operating losses resulting from a merger of our Brazilian subsidiaries.

Item 9. Undertakings.

        (a) The undersigned hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (b) The undersigned registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such determination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on March 8, 2002.

BUNGE LIMITED
By:	/s/ ALBERTO WEISSER
Alberto Weisser Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Alberto Weisser and William M. Wells his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission and the Bermuda Registrar of Companies, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement and any related Rule 462(b) registration statement or any amendment thereto necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission and the Companies Act 1981 of Bermuda in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALBERTO WEISSER Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	March 8, 2002
/s/ WILLIAM M. WELLS William M. Wells	Chief Financial Officer	March 8, 2002
/s/ THEODORE P. FOX, III Theodore P. Fox, III	Controller and Principal Accounting Officer	March 8, 2002
/s/ ERNEST BACHRACH Ernest Bachrach	Director	March 8, 2002

/s/ ENRIQUE BOILINI Enrique Boilini	Director	March 8, 2002
/s/ JORGE BORN, JR. Jorge Born, Jr.	Director	March 8, 2002
/s/ MICHAEL BULKIN Michael Bulkin	Director	March 8, 2002
/s/ OCTAVIO CARABALLO Octavio Caraballo	Director	March 8, 2002
/s/ FRANCIS COPPINGER Francis Coppinger	Director	March 8, 2002
/s/ BERNARD DE LA TOUR D'AUVERGNE LAURAGUAIS Bernard de La Tour d'Auvergne Lauraguais	Director	March 8, 2002
/s/ WILLIAM ENGELS William Engels	Director	March 8, 2002
/s/ CARLOS BRAUN SAINT Carlos Braun Saint	Director	March 8, 2002
/s/ LUDWIG SCHMITT-RHADEN Ludwig Schmitt-Rhaden	Director	March 8, 2002
/s/ WILLIAM M. WELLS Bunge Limited, U.S. office By: William M. Wells, Chief Financial Officer	Authorized Representative in the United States	March 8, 2002

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum of Association (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
3.2	Bye-laws (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
4.1	Form of Common Share Certificate (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
4.2†	Shareholder Rights Plan dated as of August 1, 2001
5.1†	Opinion of Conyers Dill & Pearman
8.1†	Tax Opinion of Conyers Dill & Pearman
8.2†	Tax Opinion of Shearman & Sterling
10.1
Administrative Services Agreement dated as of July 1, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.2
Registration Rights Agreement dated as of June 25, 2001 between Bunge Limited and the shareholders of Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.3
Pooling Agreement, dated as of August 25, 2000, between Bunge Funding Inc., Bunge Management Services Inc., as Servicer, and The Chase Manhattan Bank, as Trustee (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.4
First Amended and Restated Series 2000-1 Supplement, dated as of July 12, 2001, between Bunge Funding Inc., Bunge Management Services, Inc., as Servicer, Cooperative Centrale Raiffeisen-BoerenleenBank B.A., "Rabobank International", New York branch, as Letter of Credit Agent, The Chase Manhattan Bank, as Administrative Agent, The Bank of New York, as Collateral Agent and Trustee, and Bunge Asset Funding Corp., as Series 2000-1 Purchaser (incorporated by reference from the Registrant's Form F-1 ( No. 333-65026) filed July 31, 2001)
10.5	Loan Agreement dated May 17, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.6	Security Agreement dated May 17, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from the Registrant's Form F-1 (No. 333-65026) filed July 31, 2001)
10.7
Second Amended and Restated Series 2000-1 Supplement, dated as of February 26, 2002, between Bunge Funding Inc, Bunge Management Services, Inc., as Servicer, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York branch, as Letter of Credit Agent, JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, as Collateral Agent and Trustee, and Bunge Asset Funding Corp., as Series 2000-1 Purchaser, amending and restating the First Amended and Restated Series 2000-1 Supplement, dated July 12, 2001, filed as exhibit 10.4 hereto
10.8
First Amendment to Loan Agreement, dated as of October 16, 2001, and effective as of September 27, 2001, between Bunge Limited and Bunge International Limited, amending the Loan Agreement dated May 17, 2001, filed as exhibit 10.5 hereto

10.9
Revolving Credit Agreement, dated as of March 1, 2002, between Bunge Limited Finance Corp., as Borrower, the several lenders from time to time parties thereto, Credit Lyonnais Chicago Branch, as Co-Syndication Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as Co-Syndication Agent and JPMorgan Chase Bank, as Administrative Agent
21.1†	Subsidiaries of the Registrant
23.1	Consent and Report on Schedules of Deloitte & Touche
23.3†	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1)
23.4†	Consent of Shearman & Sterling (included in Exhibit 8.2)
24.1	Power of Attorney (included in signature page)

*
To be filed by amendment.
†
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
BUNGE LIMITED AND SUBSIDIARIES Schedule II—Valuation and Qualification Accounts (US$ in Millions)
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX